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                                                                   EXHIBIT 1a


                             COMMERCE INCOME SHARES


         AMENDMENT TO DECLARATION OF TRUST to: (1) change the name of the Trust; (2) to designate the existing Shares of the Trust as a series of Shares to be named "Commerce Income Shares" and (3) to establish and designate the second and third series of shares of the same class.

                                       I.

         Pursuant to Article XI, Section 11.3, each of the undersigned hereby executes this certificate in connection with the change in name of the Trust and for that purpose adopts the following resolution:

                 RESOLVED, that pursuant to Article XI, Section 11.3 the name of the Trust is hereby changed to "Criterion Income Trust".

                                      II.

         Pursuant to Article VI, Section 6.1 and 6.9(g) of the Declaration of Trust, each of the undersigned hereby executes this instrument, setting forth the designation of series and fixing and determining the relative rights and preferences of said series, and for that purpose adopts the following resolutions:

                 RESOLVED, that the existing shares and an unlimited number of additional full and fractional shares, all of the same class, be, and they hereby are, designated as the first series of the Trust, which series shall individually represent interests of the shareholders of such series in a particular portfolio of assets of the Trust to be known as "Commerce Income Shares"; and it is

                 RESOLVED, that an unlimited number of full and fractional shares of beneficial interest, all of the same class be, and they hereby are, designated as the second series of said class, which series shall individually represent interests of the shareholders of such series in a particular portfolio of assets of the Trust to be known as the Criterion Convertible Securities Fund; and it is

                 RESOLVED, that an unlimited number of full and fractional shares of beneficial interest, all of the same class be, and they hereby are, designated as the third series of said class, which series shall individually represent interests of the shareholders of such series in a particular portfolio of assets of the Trust to be known as the Criterion Balanced Fund; and it is

                 FURTHER RESOLVED, that the shares of beneficial interest of each series shall be issued to such persons and at such prices as the Board of Trustees


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         may from time to time determine and upon issuance said shares shall be fully paid and non- assessable shares of beneficial interest of the same class; and it is

                 FURTHER RESOLVED, that the registered owner of each share of each series of beneficial interest shall be entitled to one vote for each full share, and a fractional vote for each fractional share then standing in his name on the books of the Trust. On any matter submitted to a vote of shareholders, all shares of beneficial interest then issued and outstanding and entitled to vote, irrespective of series, shall be voted in the aggregate and not by series, except: (i) when otherwise required by the Declaration of Trust; (ii) when otherwise required by the Investment Company Act of 1940 or the rules adopted thereunder in which case shares shall be voted by individual series; and (iii) when the matter does not affect the interest of a particular series, in which case only shareholders of the series affected shall be entitled to vote thereon and shall vote by individual series; and it is

                 FURTHER RESOLVED, that all consideration received by the Trust for the issue or sale of each share of each series together with all assets, income, earnings, profits, and proceeds derived therefrom (including all proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be) shall irrevocably belong to the shares of each series for all purposes, subject only to the rights of creditors and except as otherwise may be required by applicable tax laws, and shall be so recorded upon the books of account of the Trust. Such assets, income, earnings, profits and proceeds derived from the sale, exchange or liquidation thereof and, if applicable, any assets derived from any reinvestment of such proceeds in whatever form the same may be) are herein referred to as "assets belonging to" a series and shall be allocated by the Trustees in proportion the respective net assets belonging to each series.
         Such determination and allocation by the Trustees shall be conclusive and binding upon the shareholders of each series for all purposes; and it is

                 FURTHER RESOLVED, that the assets belonging to each series shall be charged with the liabilities of the Trust in respect of such series and all expenses, costs, charges and reserves attributable to said series, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to said series and shall be allocated by the Trustees in proportion to the respective net assets belonging to each series. Such determination and allocation by the Trustees shall be conclusive and binding upon the shareholders of each series for all purposes; and it is

                 FURTHER RESOLVED, that the Board be, and hereby is authorized to the extent permitted by the Declaration of Trust, and in the manner provided herein, to declare and pay dividends or distributions in stock or cash on the shares

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         of each series of beneficial interest, the amount of such dividends and the payment of them being wholly in the discretion of the Board of
         Trustees:

                 (i) Dividends or distributions on shares of each series of shares of beneficial interest shall be paid only out of the earnings, surplus, or other lawfully available assets belonging to that series.

                 (ii) So long as the Trust intends to qualify as a "regulated investment company" under the Internal Revenue Code of 1954, as amended, or any successor or comparable statute thereto, and the regulations promulgated thereunder, and inasmuch as the computation of net income and gains for federal income tax purposes may vary from the computation thereof on the books of the Trust, the Board of Trustees shall have the power in its discretion to distribute in any fiscal year as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient, in the opinion of the Board of Trustees, to enable the Trust to qualify as a regulated investment company and to avoid liability for the Trust for federal income tax in respect of that year. In furtherance and not in limitation of the foregoing, in the event that a particular series of shares of beneficial interest has a net capital loss for a fiscal year, and to the extent that the net capital loss offsets net capital gains from one or more of any other series, if so established, the amount to be deemed available for distribution to each affected series shall be determined by the Board of Trustees in order to effect an equitable adjustment among each series; and it is

                 FURTHER RESOLVED, that in the event of the liquidation or dissolution of the Trust, shareholders of any one series shall have priority over holders of any and all other series of shares of beneficial interest, if so established, with respect to, and shall be entitled to receive, as a series, out of the assets of the Corporation available for distribution to holders of thereof, the assets belonging to such series and the assets so distributable to the holders of such series shall be distributed among such series held by them and recorded on the books of the Trust.

                                      III.

         The aforesaid resolutions are hereby duly adopted by a majority of the Board of Trustees of the Trust on September 16, 1986.

/s/ Clive Runnells                                 /s/ Leo E. Linbeck, Jr.
------------------------------                     ----------------------------
Clive Runnells, Trustee                            Leo E. Linbeck, Jr., Trustee
3900 Essex Lane, Ste. 1100                         P.O. Box 22500
Houston, TX   77027                                Houston, TX   77027






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
                                                   /s/ Thomas B. McDade
-------------------------------                    ---------------------------
Mr. Lloyd Bentsen, Jr., Trustee                    Thomas B. McDade, Trustee
1810 Kalorama Sq., N.W.                            5276 Cedar Creek
Washington, D.C.   20008                           Houston, Texas   77056

/s/ R. Trent Campbell
------------------------------                     ---------------------------
R. Trent Campbell, Trustee                         Robert C. Thompson, Trustee
777 S. Post Oak, Ste. 910                          P.O. Box 3490
Houston, TX   77056                                Conroe, TX   77305